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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement (Form S-1MEF No. 333-                        ) of Cowen Group, Inc. of our reports dated March 3, 2009, with respect to the consolidated financial statements of Cowen Holdings, Inc. (f/k/a Cowen Group, Inc.) and the effectiveness of internal control over financial reporting of Cowen Holdings, Inc. (f/k/a Cowen Group, Inc.) included in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-163372) and related Prospectus of Cowen Group, Inc. for the registration of 17,480,000 shares of Class A common stock. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-163372) and related Prospectus of Cowen Group, Inc. incorporated by reference into this Registration Statement.

/s/ Ernst & Young LLP Ernst & Young LLP

New York, New York
December 15, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm